UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 30, 2009

GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

1-43	DELAWARE	38-0572515
(Commission File Number)	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan		48265-3000
(Address of Principal Executive Offices)		(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

ITEM 1.03	Bankruptcy or Receivership

On June 30, 2009 and July 5, 2009, respectively, General Motors Corporation and the other parties to that certain Amended and Restated Master Sale and Purchase Agreement dated June 26, 2009 (the “Purchase Agreement”) entered into a First Amendment to Amended and Restated Master Sale and Purchase Agreement (the “First Amendment”) and a Second Amendment to Amended and Restated Master Sale and Purchase Agreement (the “Second Amendment”). The First Amendment and the Second Amendment are incorporated herein by reference and are attached hereto as Exhibits 2.1 and 2.2, respectively.

ITEM 9.01	Financial Statements and Exhibits

Number	Description
2.1	First Amendment to Amended and Restated Master Sale and Purchase Agreement, dated June 30, 2009, by and among General Motors Corporation, Saturn LLC, Saturn Distribution Corporation, Chevrolet-Saturn of Harlem, Inc. and NGMCO, Inc.

2.2	Second Amendment to Amended and Restated Master Sale and Purchase Agreement, dated July 5, 2009, by and among General Motors Corporation, Saturn LLC, Saturn Distribution Corporation, Chevrolet-Saturn of Harlem, Inc. and NGMCO, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION
(Registrant)

July 8, 2009	By:	/s/ Nick S. Cyprus
(Date)		Nick S. Cyprus
Controller and Chief Accounting Officer

EXHIBIT INDEX

Number	Description
2.1	First Amendment to Amended and Restated Master Sale and Purchase Agreement, dated June 30, 2009, by and among General Motors Corporation, Saturn LLC, Saturn Distribution Corporation, Chevrolet-Saturn of Harlem, Inc. and NGMCO, Inc.

2.2	Second Amendment to Amended and Restated Master Sale and Purchase Agreement, dated July 5, 2009, by and among General Motors Corporation, Saturn LLC, Saturn Distribution Corporation, Chevrolet-Saturn of Harlem, Inc. and NGMCO, Inc.